UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2013 (February 20, 2013)

AVRA Surgical Robotics, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-52330	32-2277305
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o Stamell & Schager, LLP, 1 Liberty Plaza 35th Floor, New York, NY 10006
 (Address of Principal Executive Offices)

(212) 566-4047
 (Registrant’s telephone number, including area code)

__________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On February 20, 2013, AVRA Surgical Robotics, Inc. (the “Company”) issued and sold an aggregate of 633,597 shares (the “Shares) of its common stock, par value $0.0001 per share (the “Common Stock”) to eleven (11) accredited investors at a per share price equal to $1.50 per share for aggregate gross proceeds of $950,400, pursuant to the terms and conditions of those certain Securities Purchase Agreements (the “Purchase Agreements”).

As of the date of this filing there are 39,462,835 shares of common stock issued and outstanding.

The sale and issuance of the Shares is exempt from registration under the Securities Act of 1933, as amended (the Securities Act”) in reliance on Rule 506 of Regulation D under the Securities Act. The Shares were offered based on the representations of the person acquiring such Shares, which included, in pertinent part, that it was an "accredited investor", and that it was acquiring such Shares for investment purposes for its own account, and not with a view to resale or distribution, and that it understood such Shares are subject to the restrictions on transfer as set forth in the Securities Act and the rules promulgated thereunder by the Securities and Exchange Commission.

No brokers or finders were used and no commissions or other fees have been paid by the Company in connection with the sales of securities described in this Current Report on Form 8-K.

This Form 8-K is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell any securities, nor a solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVRA SURGICAL ROBOTICS, INC.

Date: February 20, 2013	By:	/s/ Barry F. Cohen
Barry F. Cohen, Chief Executive Officer